Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-255415 on Form S-8 of our reports dated February 25, 2022, relating to the consolidated financial statements of First Hawaiian, Inc. and subsidiary and the effectiveness of First Hawaiian, Inc. and subsidiary's internal control over financial reporting appearing in the Annual Report on Form 10-K of First Hawaiian, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

April 6, 2022